                                  EXHIBIT (10i)

                           CHANGE OF CONTROL AGREEMENT

         THIS CHANGE OF CONTROL AGREEMENT ("Agreement") between UNIFI, INC., a New York Corporation (the "Company"), and Willis C. Moore, III ("Executive") effective the 23TH day of January, 2002 (the "Effective Date").

                                   WITNESSETH:

         WHEREAS, The Executive is a Executive Vice President, Chief Financial Officer of the Company and is considered as an integral part of the Company's management; and

         WHEREAS, the Company's Board of Directors (hereinafter sometimes referred to as the "Board") considers the establishment and maintenance of a sound and vital management to be essential in protecting and enhancing the best interests of the Company and its Shareholders, recognizes that the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its Shareholders; and

         WHEREAS, the Executive desires that in the event of any Change in Control he will continue to have the responsibility and status he has earned; and

         WHEREAS, the Board has determined that it is appropriate to reinforce and encourage the continued attention and dedication of the Executive, as a member of the Company's management, to his assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a Change in Control of the Company.

         NOW, THEREFORE, in order to induce the Executive to remain in the employment of the Company and in consideration of the Executive agreeing to remain in the employment of the Company, subject to the terms and conditions set out below, the Company agrees it will pay such amount, as provided in Section 4 of this Agreement, to the Executive, if the Executive's employment with the Company terminates under one of the circumstances described herein following a Change in Control of the Company, as herein defined.

         Section 1. Term: This Agreement shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid as of such time, upon the earliest of (i) November 1, 2005 if a Change in Control of the Company has not occurred within such period; (ii) the termination of the Executive's employment with the Company based on Death, Disability (as defined in Section 3(b)), Retirement (as defined in Section 3(c)), Cause (as defined in Section 3(d)) or by the Executive other than for Good Reason (as defined in Section 3(e)); and (iii) two years from the date of a Change in Control of the Company if the Executive has not voluntarily terminated his employment for Good Reason as of such time.

         Section 2. Change in Control: No compensation shall be payable under this Agreement unless and until (a) there shall have been a Change in Control of the Company, while the Executive is still an employee of the Company and (b) the Executive's employment by the Company thereafter shall have been terminated in accordance with Section 3. For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if:(i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving legal entity or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving company immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (ii) the shareholders of the Company approved any plan or proposal for the liquidation or dissolution of the Company; or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of the Company's outstanding Common Stock; or
(iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's Shareholders, of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period.

         Section 3. Termination Following Change in Control: (a) If a Change in Control of the Company shall have occurred while the Executive is still an employee of the Company, the Executive shall be entitled to the compensation provided in Section 4 upon the subsequent termination of the Executive's employment with the Company by the Executive voluntarily for Good Reason or by the Company unless such termination by the Company is as a result of (i) the Executive's Death, (ii) the Executive's Disability (as defined in Section (3)(b) below); (iii) the Executive's Retirement (as defined in Section 3(c) below);
(iv) the Executive's termination by the Company for Cause(as defined in Section 3(d) below); or (v) the Executive's decision to terminate employment other than for Good Reason (as defined in Section 3(e) below).

         (b) Disability: If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties with the Company on a full-time basis for one hundred twenty (120) consecutive days or a period of one hundred eighty (180) days within twelve (12) consecutive months (including days before and after the change of control) and within 30 days after written notice of termination is thereafter given by the Company the Executive shall not have returned to the full-time performance of the Executive's duties, the Company may terminate this Agreement for "Disability."

         (c) Retirement: The term "Retirement" as used in this Agreement shall mean termination in accordance with the Company's retirement policy or any arrangement established with the consent of the Executive.

          (d) Cause: The Company may terminate the Executive's employment for Cause. For purposes of this Agreement only, the Company shall have "Cause" to terminate the Executive's employment hereunder only on the basis of fraud, misappropriation or embezzlement on the part of the Executive or malfeasance or misfeasance by said Executive in performing the duties of his office, as determined by the Board. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been a meeting of the Board (after at least ten (10) days written notice to the Executive and an opportunity for the Executive to be heard before the Board), and the delivery to the Executive of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of said Board of Directors stating that in the good faith opinion of the Board the Executive was guilty of conduct set forth in the second sentence of this Section 3(d) and specifying the particulars thereof in detail.

         (e) Good Reason: The Executive may terminate the Executive's employment for Good Reason at any time during the term of this Agreement. For purposes of this Agreement "Good Reason" shall mean any of the following (without the Executive's express written consent):

                  (i) the assignment to the Executive by the Company of duties inconsistent with the Executive's position, duties, responsibilities and status with the Company immediately prior to a Change in Control of the Company; or a change in the Executive's titles or offices as in effect immediately prior to a Change in Control of the Company; or any removal of the Executive from or any failure to reelect the Executive to any of the positions held prior to the Change of Control, except in connection with the termination of his employment for Disability, Retirement, or Cause, or as a result of the Executive's Death; or by the Executive other than for Good Reason;

                  (ii) a reduction by the Company in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or the Company's failure to increase (within 12 months of the Executive's last increase in base salary) the Executive's base salary after a Change in Control of the Company in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all executive officers of the Company effected in the preceding 12 months;

                  (iii) any failure by the Company to continue in effect any benefit plan or arrangement (including, without limitation, the Company's 401(k) Plan, group life insurance plan and medical, dental, accident and disability plans) in which the Executive is participating at the time of a Change in Control of the Company (or any other plans providing the Executive with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Benefit Plan or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of a Change in Control of the Company;

                  (iv) any failure by the Company to continue in effect any plan or arrangement to receive securities of the Company (including, without limitation, Stock Option Plans or any other plan or arrangement to receive and exercise stock options, restricted stock or grants thereof) in which the Executive is participating at the time of a Change in Control of the Company (or plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Securities Plans") and the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Securities Plan;

                  (v) any failure by the Company to continue in effect any bonus plan, automobile allowance plan, or other incentive payment plan in which the Executive is participating at the time of a Change in Control of the Company, or said Executive had participated in during the previous calendar year;

                  (vi) a relocation of the Company's principal executive offices to a location outside of North Carolina, or the Executive's relocation to any place other than the location at which the Executive performed the Executive's duties prior to a Change in Control of the Company, except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations at the time of a Change in Control of the Company;

                  (vii) any failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled at the time of a Change in Control of the Company;

                  (viii) any breach by the Company of any provision of this Agreement;

                  (ix) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

                  (x) any purported termination of the Executive's employment which is not made pursuant to a Notice of Termination satisfying the requirements of Section 3(f).

         (f) Notice of Termination: Any termination by the Company pursuant to
Section 3(b), 3(c) or 3(d) shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Termination.

         (g) Date of Termination: "Date of Termination" shall mean (a) if Executive's employment is terminated by the Company for Disability, 30 days after Notice of Termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30 day period) or (b) if the Executive's employment is terminated by the Company for any other reason, the date on which a Notice of Termination is given; provided that if within 30 days after any Notice of Termination is given to the Executive by the Company the Executive notifies the Company that a dispute exists concerning the termination, the Date of Termination shall be the date the dispute is finally determined, whether by mutual agreement by the parties or otherwise or (c) the date the Executive notifies the Company in writing that he is terminating his employment and setting forth the Good Reason (as defined in Section 3(e)).

         Section 4. Severance Compensation upon Termination of Employment. If the Company shall terminate the Executive's employment other than pursuant to
Section 3(b), 3(c) or 3(d) or if the Executive shall voluntarily terminate his employment for Good Reason, then the Company shall pay to the Executive as severance pay an amount equal to 2.99 times the annualized aggregate annual compensation paid to the Executive by the Company or any of its subsidiaries during the five (5) calendar years (or the period of the Executive's employment with the Company if the Executive has been employed with the Company for less than five calendar years) preceding the Change in Control of the Company in twenty-four equal monthly installments beginning on the regular payroll date for salaried employees of the Company in the month of the Executive's Date of Termination; provided, however, that if the severance payment under this Section 4, either alone or together with other payments which the Executive has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), such severance payment shall be reduced to the largest amount as will result in no portion of the severance payment under this Section 4 being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the lump sum severance payment under this Section 4 pursuant to the foregoing proviso shall be made by the Company's Independent Certified Public Accountants, and their decision shall be conclusive and binding on the Company and the Executive.

         Section 5. No Obligation to Mitigate Damages; No Effect on Other Contractual Rights: (a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

         (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's rights under any employment agreement or other contract, plan or employment arrangement with the Company.

         (c) The Company shall, upon the termination of the Executive's employment other than by Death, Disability (as defined in Section 3(b)), Retirement (as defined in Section 3(c)) or Cause (as defined in Section 3(d)), or the termination of the Executive's employment by the Executive without Good Reason, maintain in full force and effect, for the Executive's continued benefit until the earlier of (a) two years after the Date of Termination or (b) Executive's commencement of full time employment with a new employer, all life insurance, medical, health and accident, and disability plans, programs or arrangements in which he was entitled to participate immediately prior to the Date of Termination, provided that his continued participation is possible under the general terms and provisions of such plans and programs. In the event the Executive is ineligible under the terms of such plans or programs to continue to be so covered, the Company shall provide substantially equivalent coverage through other sources.

         (d) The Executive's account and rights in and under any retirement benefit or incentive plans, shall remain subject to the terms and conditions of the respective plans as they existed at the time of the termination of the Executive's employment.

         Section 6. Successor to the Company: (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Executive is employed by any corporation a majority of the voting securities of which is then owned by the Company, "Company" as used in Sections 3, 4 and 10 hereof shall in addition include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Executive pursuant to Section 4 hereof.

         (b) If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's legatee, or other designee or, if there be no such designee, to the Executive's estate. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives or attorney-in-fact, executors or administrators, heirs, distributees and legatees.

         Section 7. Notice: For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

         If to the Company:
         Unifi, Inc.
         P. O. Box 19109
         Greensboro, NC 27419-9109
         ATTENTION:  General Counsel
                     (currently Charles F. McCoy)

         If to the Executive:
         Mr. Willis C. Moore, III
         3801 Round Hill Road
         Greensboro, NC  27408

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         Section 8. Miscellaneous: (a) The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         (b) Any payment or delivery required under this Agreement shall be subject to all requirements of the law with regard to withholding (including FICA tax), filing, making of reports and the like, and Company shall use its best efforts to satisfy promptly all such requirements.

         (c) Prior to the Change in Control of the Company, as herein defined, this Agreement shall terminate if Executive shall resign, retire, become permanently and totally disabled, or die. This Agreement shall also terminate if Executive's employment as an executive officer of the Company shall have been terminated for any reason by the Board as constituted more than three (3) months prior to any Change in Control of the Company, as defined in Section 2 of this Agreement.

         Section 9. Legal Fees and Expenses: The Company shall pay all legal fees and expenses which the Executive may incur as a result of the Company's contesting the validity, enforceability or the executive's interpretation of, or determinations under, this Agreement.

         Section 10. Disclosure of Confidential Information. Executive agrees that:

         (A) During the term of this Agreement and for a period of five (5) years after his Date of Termination, he will not disclose or make available to any person or other entity any trade secrets, Confidential Information, or "know-how" relating to the Company's, its affiliates' and subsidiaries', businesses without written authority from the Board, unless he is compelled to disclose it by judicial process.

                  Confidential Information - shall mean all information about the Company, its affiliates or subsidiaries, or relating to any of their products, services or any phase of their operations, not generally known to their Competitors or which is not public information, which Executive knows or acquired knowledge of during the term of his employment with the Company.

         (B) Documents - under no circumstances shall Executive remove from the Company' offices any of the Company's books, records, documents, files, computer discs or information, reports, presentations, customer lists, or any copies of such documents for use outside of his employment with the Company, except as specifically authorized in writing by the Board.


         Section 11. Non-Compete. Executive agrees that during the period of employment and for a period of two (2) years after his Date of Termination he will not, directly or indirectly:

         (A) Seek employment or consulting arrangements with or offer advice, suggestions, or input to any Competitor of the Company; or

         (B) Own any interest in, other than ownership of less than two percent (2%) of any class of stock of a publicly held corporation, manage, operate, control, be employed by, render advisory services to, act as a consultant to, participate in, assess or be connected with any Competitor of the Company, unless approved by the Board; or

         (C) Solicit, induce, or attempt to induce any past or current customer of the Company (a) to cease doing business in whole or in part with or through the Company; or (b) to do business with any other person, firm, partnership, corporation, or other entity which sales products or performs services materially similar to or competitive with those provided by the Company; or

         (D) Initiate, encourage or solicit for employment any person who is now employed or during the term of this Agreement becomes employed by the Company (or whose activities or services are dedicated to the Company).

                  Competitor - shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, business trust, association, trust or other enterprise (whether or not incorporated) engaged in the business of developing, producing, manufacturing, selling and/or distributing a product or providing services similar to any product produced or service provided by the Company, its affiliates or subsidiaries.

         Section 12. Remedy for violation of Sections 10 and 11. The Executive acknowledges that the Company has no adequate remedy at law and will be irreparably harmed if the Executive breaches or threatens to breach the provisions of Sections 10 or 11 of this Agreement, and therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of such Sections and that the Company shall be entitled to specific performance of the terms of such Sections in addition to any other legal or equitable remedy it may have. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

         Section 13. Arbitration. Any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of the Company and the Executive, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Greensboro, North Carolina or such other location to which the parties may agree. The Company shall pay the costs of any arbitrator appointed hereunder.

         IN WITNESS WHEREOF, Unifi, Inc. has caused this Agreement to be signed by an officer of the Company and a member of the Company's Compensation Committee pursuant to resolutions duly adopted by the Board of Directors and its seal affixed hereto and the Executive has hereunto affixed his hand and seal effective as of the date first above written.



                                    UNIFI, INC.


                                    By:  CHARLES F. MCCOY
                                         ---------------------------------------
                                         Charles F. McCoy
                                         Vice President, Secretary &
                                         General Counsel



                                    By:  DONALD F. ORR
                                         ---------------------------------------
                                         Donald F. Orr,
                                         Chairman of the Compensation Committee
                                         of the Board of Directors





                                    EXECUTIVE


                                    WILLIS C. MOORE, III                  (Seal)
                                    --------------------------------------------
                                    Willis C. Moore, III